UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 25, 2007
AMERISAFE, INC.
(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	000-51520 (Commission File Number)	75-2069407 (IRS Employer Identification No.)
2301 Highway 190 West
DeRidder, Louisiana 70634
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
SIGNATURES

Item 1.02. Termination of a Material Definitive Agreement.
     On July 25, 2007, the insurance subsidiaries of AMERISAFE, Inc. (the “Company”) commuted their Third Casualty Excess of Loss Reinsurance Contract (“the Contract”) with Hannover Ruckversicherungs-Aktiengesellschaft, Lloyd’s of London Underwriters and Aspen Insurance UK Ltd. covering the 2006 accident year. These reinsurers remain obligated to the Company’s insurance subsidiaries under other reinsurance agreements.
     The Contract afforded coverage for the first $5.0 million of loss each person in excess of $5.0 million of loss each person. The Contract also stipulated that the Company retain 20.0% of each loss within the coverage corridor. Claims for which the reinsurers were liable under the Contract were limited to an aggregate of $10.0 million.
     The Company has not received notice of any loss incurred during the 2006 accident year for which it would be entitled to payment under the Contract. The Company will record pre-tax income of $990,000 in the 2007 third quarter in connection with the commutation.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.
By:	/s/ Todd Walker
Todd Walker, Executive Vice President,
General Counsel and Secretary

Date: July 30, 2007